Exhibit B

              AMENDMENT TO THE BY-LAWS ADOPTED BY THE DIRECTORS OF
                    MASON STREET FUNDS, INC. ON MAY 18, 2000

     RESOLVED, that the second sentence of subsection 2.01 of the By-Laws of the corporation is hereby amended to read as follows, effective May 18, 2000:

2.01.  General Powers and Number.
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    The number of directors of the corporation shall be not more than seven and not fewer than five, as the board may establish from time to time.

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